Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Achieve Life Sciences, Inc. of our report dated March 10, 2022 relating to the financial statements of Achieve Life Sciences, Inc., which appears in Achieve Life Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such registration statement.

Chartered Professional Accountants

Vancouver, Canada

December 29, 2022

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